Exhibit 99.1

BioLife Solutions Announces Second Quarter 2020 Financial Results

Total revenue of $9.9 million, up 48% over the prior-year quarter

Raised $106 million year-to-date to accelerate consolidation strategy

Conference call begins at 4:30 pm Eastern time today

BOTHELL, Wash. (August 6, 2020) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of class-defining bioproduction tools for cell and gene therapies, today announced financial results for the three and six months ended June 30, 2020.

Total revenue for the second quarter of 2020 was $9.9 million, a 48% increase over the second quarter of 2019. Revenue growth was driven by acquisitions completed in the second half of 2019. Revenue from biopreservation media accounted for approximately 67% of total revenue in the second quarter of 2020. Sales of BioLife’s ThawSTAR®, evo® and Custom Biogenic Systems® (CBS) freezer products accounted for the balance of revenue and were in line with management’s reduced expectations given the effects of COVID-19.

Mike Rice, BioLife President & CEO, commented, “We continued to advance the business during the second quarter, achieving record revenue and further adoption of our media, thaw, evo cold chain and freezer platforms. In the first half of 2020, we gained 88 new customers across the product portfolio. Significant institutional investor interest resulted in our completion of an oversubscribed public stock offering just after the close of the quarter. BioLife is very well positioned for both organic and additional acquisition driven growth.”

Key Accomplishments in the Second Quarter of 2020

●

Biopreservation media revenue of $6.7 million, representing 67% of total revenue. Media revenue decreased 23% from Q1 2020, during which several cell and gene therapy companies placed COVID-19-related safety stock orders. However, for the first half of 2020, media revenue increased 27% compared to the same period in 2019.

●

Gained 48 new customers including 14 using biopreservation media, 5 using ThawSTAR products, 6 using evo cold chain management solutions and 23 that placed initial orders for CBS freezers and related accessories.

●

Processed 14 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor or HypoThermosol in human clinical trials of new cell or gene therapies. This brings the total U.S. FDA Drug Master File cross-reference requests to more than 400, including several requests that apply to potential therapies to treat COVID-19.

●	Confirmed that the evo cold chain management platform is now supporting more than 100 early stage cell and gene therapy clinical trials.

●	Closed a strategic capital investment by Casdin Capital for the purchase of $20 million of common stock.

●	Subsequent to the close of the quarter, raised gross proceeds of $86 million through an oversubscribed public offering of common stock.

Financial Highlights for the Second Quarter and Six Months Ended June 30, 2020

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP) to reflect acquisition-related activity. A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●	Total revenue for the second quarter of 2020 increased 48% to $9.9 million compared with $6.7 million for the second quarter of 2019.
o	Biopreservation media revenue of $6.7 million increased of 5% over the second quarter of 2019
o	Automated thawing product revenue of $376,000
o	evo cold chain management rental revenue of $439,000
o	CBS freezer and related accessories revenue of $2.4 million

●	Total revenue for the six months ended June 30, 2020 increased 77% to $22.1 million compared with $12.5 million for the first six months of 2019.
o	Biopreservation media revenue of $15.3 million increased 27% over the six months ended June 30, 2019
o	Automated thawing product revenue of $770,000
o	evo cold chain management rental revenue of $877,000
o	CBS freezer and related accessories revenue of $5.1 million

GROSS MARGIN

●

Gross margin (GAAP) for the second quarter of 2020 decreased to 48.7% from 69.4% in the second quarter of 2019. Adjusted gross margin (non-GAAP) for the second quarter of 2020 decreased to 56.6% from 72.2% in the second quarter of 2019.

●

Gross margin (GAAP) for the six months ended June 30, 2020 decreased to 53.7% from 70.4% for the same period in 2019. Adjusted gross margin (non-GAAP) for the six months ended June 30, 2020 decreased to 60.7% from 71.8% in the six months ended June 30, 2019.

●

The decline in 2020 second quarter and first half gross margin is due to product mix subsequent to acquisitions completed in the second half of 2019 having lower margins than the biopreservation media products and increases in manufacturing overhead.

OPERATING EXPENSE

●

Operating expenses (GAAP) for the second quarter of 2020 were $9.9 million compared with $6.0 million for the second quarter of 2019. Adjusted operating expenses (non-GAAP) for the second quarter of 2020 were $6.1 million compared with $3.8 million in the second quarter 2019.

●

Operating expenses (GAAP) for the six months ended June 30, 2020 were $21.7 million compared with $11.2 million for the same period in 2019. Adjusted operating expenses (non-GAAP) for the six months ended June 30, 2020 were $12.5 million compared with $7.2 million in the six months ended June 30, 2019.

●	The increase in 2020 second quarter and first half operating expenses is primarily due to acquisitions completed in the second half of 2019.

OPERATING INCOME/(LOSS)

●

Operating income (GAAP) for the second quarter of 2020 was $44,000 compared with $747,000 for the second quarter of 2019. Adjusted operating loss (non-GAAP) for the second quarter of 2020 was $510,000 compared with adjusted operating income of $993,000 in the second quarter of 2019.

●

Operating income (GAAP) for the six months ended June 30, 2020 was $414,000 compared with $1.3 million for the same period in 2019. Adjusted operating income (non-GAAP) for the six months ended June 30, 2020 was $906,000 compared with $1.8 million in the six months ended June 30, 2019.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the second quarter of 2020 was $16.4 million compared with net income of $4.3 million for the second quarter of 2019. Net loss (GAAP) for the second quarter of 2020 included other expense of $16.4 million related to the change in fair value of warrants, and net income for the second quarter of 2019 included other income of $3.6 million related to the change in fair value of warrants. Adjusted net loss (non-GAAP) for the second quarter of 2020 was $492,000 compared with adjusted net income of $1.1 million in the second quarter of 2019.

●

Net income (GAAP) for the six months ended June 30, 2020 was $5.9 million compared with a net loss of $14.9 million for the same period in 2019. Net income (GAAP) for the six months ended June 30, 2020 included other income of $5.5 million related to the change in fair value of warrants, and net loss for the six months ended June 30, 2019 included other expense of $16.1 million related to the change in fair value of outstanding warrants. Adjusted net income (non-GAAP) for the six months ended June 30, 2020 was $952,000 compared with $2.1 million in the six months ended June 30, 2019.

EARNINGS/(LOSS) PER SHARE

●

Loss per share (GAAP) for the second quarter of 2020 was $0.70 compared with earnings per diluted share of $0.02 for the second quarter of 2019. Adjusted loss per share (non-GAAP) for the second quarter of 2020 was $0.01 compared with adjusted earnings per diluted share of $0.04 in the second quarter of 2019.

●

Earnings per diluted share (GAAP) for the six months ended June 30, 2020 was $0.01 compared with loss per share of $0.80 for the same period in 2019. Adjusted earnings per diluted share (non-GAAP) for the six months ended June 30, 2020 was $0.02 compared with $0.11 in the six months ended June 30, 2019.

EBITDA

●

EBITDA, a non-GAAP measure, for the second quarter of 2020 was negative $15.1 million compared with positive $4.3 million for the second quarter of 2019. Adjusted EBITDA for the second quarter of 2020 was positive $1.2 million compared with positive $1.9 million in the second quarter of 2019.

●

EBITDA, a non-GAAP measure, for the six months ended June 30, 2020 was positive $8.3 million compared with negative $14.9 million for the same period in 2019. Adjusted EBITDA for the six months ended June 30, 2020 was positive $4.1 million compared with positive $3.3 million in six months ended June 30, 2019.

CASH

●

Cash and cash equivalents as of June 30, 2020 were $29.9 million compared with $6.5 million as of December 31, 2019. The increase reflects a $20 million common share purchase agreement with Casdin Capital LLC during the second quarter.

Roderick de Greef, BioLife Chief Financial Officer and Chief Operating Officer, remarked, “With the $20 million raised from Casdin Capital and an additional $86 million raised in the July follow-on offering, we are well positioned to pursue additional strategic acquisitions to strengthen our portfolio of class-defining bioproduction tools for cell and gene therapies.”

2020 Financial Guidance

Due to uncertainty regarding the impact of COVID-19 on BioLife and its customers, on May 1, 2020 the Company withdrew its financial guidance for 2020.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you can access the live conference call by dialing 888-517-2485 with Conference ID 9675894. A webcast replay will be available approximately two hours after the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction tools. Our tools portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, and Custom Biogenic Systems® high-capacity storage freezers. For more information, please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its 2019 acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding unexpected costs, charges or expenses resulting from the company’s 2019 acquisitions, market adoption of the company’s products (including the company’s recently acquired products); the ability of the company’s 2019 acquisitions to be accretive on the company’s financial results; the ability of the company to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; the impact of the COVID-19 pandemic; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations

Roderick de Greef Chief Financial and Chief Operating Officer
(425) 686-6002
rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Unaudited Condensed Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share and share data)	2020	2019	2020	2019
Product Revenue	$9,489	$6,701	$21,216	$12,471
Rental revenue	431	––	866	––
Total revenue	9,920	6,701	22,082	12,471
Operating expenses
Cost of revenue (exclusive of intangible assets amortization)	4,499	1,968	9,067	3,616
Research and development	1,477	691	3,140	1,050
Sales and marketing	1,366	945	2,942	1,782
General and administrative	3,278	2,207	6,413	4,359
Intangible assets amortization	706	104	1,394	104
Acquisition costs	13	39	238	247
Change in fair value of contingent consideration	(1,463)	––	(1,526)	––
Total operating expenses	9,876	5,954	21,668	11,158
Operating income	44	747	414	1,313

Other income (expense), net
Change in fair value of warrant liability	(16,442)	3,586	5,472	(16,077)
Other income/(loss)	18	(81)	42	(145)
Total other income (expenses), net	(16,424)	3,505	5,514	(16,222)

Net income (loss)	$(16,380)	$4,252	$5,928	$(14,909)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.70)	$0.18	$0.23	$(0.80)
Diluted	$(0.70)	$0.02	$0.01	$(0.80)
Weighted average shares used to compute earnings per share attributable to common stockholders:
Basic	23,292,635	18,819,459	22,151,726	18,734,401
Diluted	23,292,635	24,539,299	27,013,580	18,734,401

BIoLife Solutions, Inc. Unaudited Condensed Balance Sheet Information (In thousands)

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$29,879	$6,448
Accounts receivable, net	4,351	5,345
Inventories	10,890	10,972
Total current assets	46,254	24,113
Total assets	113,970	92,816

Accounts payable	3,077	3,119
Total current liabilities	7,490	7,669
Total liabilities	8,127	49,362
Total Shareholders' equity	$105,843	$43,454

BIoLife Solutions, Inc. Unaudited Condensed Statement of Cash Flows Information (In thousands)

	Six Month Period Ended June 30,
	2020	2019
Cash provided by operating activities	$4,407	$1,079
Cash used in investing activities	(1,683)	(12,705)
Cash provided by financing activities	20,707	586
Net increase (decrease) in cash and equivalents	$23,431	$(11,040)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP GROSS PROFIT	$4,834	$4,652	$11,860	$8,775

GAAP GROSS MARGIN	49%	69%	54%	70%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	190	103	386	103
Intangible assets amortization	587	81	1,155	81
ADJUSTED GROSS PROFIT	$5,611	$4,836	$13,401	$8,959
ADJUSTED GROSS MARGIN	57%	72%	61%	72%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP OPERATNG EXPENSES	$9,876	$5,954	$21,668	$11,158

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of revenue	(4,499)	(1,968)	(9,067)	(3,616)
Acquisition and integration costs	(13)	(39)	(238)	(247)
Intangible assets amortization	(706)	(104)	(1,394)	(104)
Change in fair value of contingent consideration	1,463	––	1,526	––
ADJUSTED OPERATING EXPENSES	$6,121	$3,843	$12,495	$7,191

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP OPEARITNG INCOME	$44	$747	$414	$1,313

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	190	103	386	103
Acquisition and integration costs	13	39	238	247
Intangible assets amortization	706	104	1,394	104
Change in fair value of contingent consideration	(1,463)	––	(1,526)	––
ADJUSTED OPERATING INCOME/(LOSS)	$(510)	$993	$906	$1,767

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP NET INCOME/(LOSS)	$(16,380)	$4,252	$5,928	$(14,909)

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up charges	190	103	386	103
Acquisition and integration costs	13	39	238	247
Intangible assets amortization	706	104	1,394	104
Loss on disposal of assets	––	––	4	––
Loss on Equity Method Investment	––	217	––	448
Change in fair value of contingent consideration	(1,463)	––	(1,526)	––
Change in fair value of warrant liability	16,442	(3,586)	(5,472)	16,077
ADJUSTED NET INCOME/(LOSS)	$(492)	$1,129	$952	$2,070

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER DILUTED SHARE

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.70)	$0.02	$0.01	$(0.80)

ADJUSTMENTS TO NET INCOME/(LOSS) PER SHARE – DILUTED:
Inventory step-up charges	0.01	––	0.01	0.01
Acquisition and integration costs	––	––	0.01	0.01
Intangible assets amortization	0.03	0.01	0.05	0.01
Loss on disposal of assets	––	––	––	––
Loss on Equity Method Investment	––	0.01	––	0.02
Change in fair value of contingent consideration	(0.06)	––	(0.06)	––
Change in fair value of warrant liability	0.71	––	––	0.86
ADJUSTED NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.01)	$0.04	$0.02	$0.11

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP NET INCOME/(LOSS)	$(16,380)	$4,252	$5,928	$(14,909)

ADJUSTMENTS:
Interest expense/(income), net	(17)	(136)	(45)	(304)
Depreciation	560	110	973	209
Intangible assets amortization	706	104	1,394	104
EBITDA	$(15,131)	$4,330	$8,250	$(14,900)

OTHER ADJUSTMENTS:
Acquisition and integration costs	13	39	238	247
Inventory step-up charges	190	103	386	103
Share-based compensation (non-cash)	1,145	818	2,258	1,349
Loss on disposal of assets	––	––	4	––
Loss from equity-method investment (SAVSU)	––	217	––	448
Change in fair value of contingent consideration	(1,463)	––	(1,526)	––
Change in fair value of warrant liability	16,442	(3,586)	(5,472)	16,077
ADJUSTED EBITDA	$1,196	$1,921	$4,138	$3,324

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